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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
The MIIX Group, Incorporated

We consent to the incorporation by reference in the Registration Statement (Form S-8) of The MIIX Group, Incorporated, pertaining to the amended and restated 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated, of our report dated April 1, 2002 with respect to the consolidated financial statements and schedules of The MIIX Group, Incorporated and subsidiaries included in this Form 10-K for the year ended December 31, 2001.

                                                              ERNST & YOUNG LLP


New York, New York
April 1, 2002